UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 1, 2006, Raptor Pharmaceuticals Corp. (the “Company”) issued a press release regarding the research collaboration agreement entered into by Raptor Pharmaceutical Inc., the Company’s wholly-owned subsidiary, and the Dr. William Mobley’s Neurosciences Laboratory at Stanford University. The Company’s press release issued on August 1, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1

Press Release of the Company dated August 1, 2006 regarding the research collaboration agreement entered into by Raptor Pharmaceutical Inc., the Company’s wholly-owned subsidiary, and the Dr. William Mobley’s Neurosciences Laboratory at Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Christopher M. Starr
Christopher M. Starr, Ph.D. Chief Executive Officer Date: August 1, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press Release of the Company dated August 1, 2006 regarding the research collaboration agreement entered into by Raptor Pharmaceutical Inc., the Company’s wholly-owned subsidiary, and the Dr. William Mobley’s Neurosciences Laboratory at Stanford University.